Exhibit 5.3

October 21, 2011

Euramax International, Inc.
5445 Triangle Parkway, Suite 350
Norcross, GA 30092

Re:          $375,000,000 Euramax International, Inc. 9½% Senior Secured Notes due 2016

Ladies and Gentlemen:

We have acted as Pennsylvania counsel for Berger Holdings, Ltd., a Pennsylvania corporation (“BHL”), and Berger Building Products, Inc., a Pennsylvania corporation (“BBP” and together with BHL, the “Guarantors”; each, a “Guarantor”), in connection with Euramax International, Inc.’s (the “Issuer”) offer to exchange up to $375,000,000 in aggregate principal amount of its 9½% Senior Secured Notes due 2016 (the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 9½% Senior Secured Notes due 2016 that were issued on March 18, 2011 (the “Outstanding Notes”, and together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2011 (as amended, the “Registration Statement”). Pursuant to the Indenture, dated as of March 18, 2011, among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”), the Exchange Notes will be unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture (the “Exchange Note Guarantees”).  All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

As such counsel, we have examined originals or copies, certified to our satisfaction, of the following documents:

(i)            the Outstanding Notes, the Indenture, the Registration Statement, the Exchange Notes and the Exchange Note Guarantees (collectively, the “Transaction Documents”);

(ii)           the Articles of Incorporation of BHL, as amended (the “BHL Charter”), as certified by the Secretary of State of Pennsylvania;

(iii)          the Bylaws of BHL, as certified by the Secretary of BHL (the “BHL Bylaws”);

(iv)          the resolutions of the Board of Directors of BHL relating to the Exchange Note Guarantees, as certified by the Secretary of BHL;

(v)           a certificate of the Secretary of BHL certifying as to the incumbency of the officers of BHL and certain other matters;

(vi)          a subsistence certificate dated August 9, 2011, from the Secretary of State of Pennsylvania with respect to BHL (the “BHL Subsistence Certificate”);

(vii)         the Articles of Incorporation of BBP, as amended (the “BBP Charter”), as certified by the Secretary of State of Pennsylvania;

(viii)        the Bylaws of BBP, as certified by the Secretary of BBP (the “BBP Bylaws”);

(ix)           the resolutions of the Board of Directors of BBP relating to the Exchange Note Guarantees, as certified by the Secretary of BBP;

(x)            a certificate of the Secretary of BBP certifying as to the incumbency of the officers of BBP and certain other matters;

(xi)           a subsistence certificate dated August 9, 2011, from the Secretary of State of Pennsylvania (the “BBP Subsistence Certificate” and together with the BHL Subsistence Certificate, the “Subsistence Certificates”); and

(xii)          such other documents, records and certificates as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

In rendering this opinion, we also have assumed that the terms and conditions of the transactions as reflected in the Transaction Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or the waiver of any of the material provisions of the Transaction Documents.

As to questions of fact material to the opinions expressed herein, we have relied solely and without investigation upon such officers’ certificates of the Guarantors and certificates of public officials as we have deemed appropriate with respect to the accuracy of the factual matters contained therein, as well as on the representations of the Guarantors contained in the Transaction Documents (including the exhibits thereto) and the documents delivered pursuant thereto.

With respect to any property securing the obligations of the Guarantors under the Transaction Documents, we have assumed that each Guarantor holds the requisite title and rights to any such property necessary to grant a security interest therein.

To the extent that the opinions contained herein are given to our knowledge, such knowledge means the conscious awareness of facts, without any investigation or inquiry, by those attorneys currently with our firm who have provided substantive representation to the Guarantors in connection with this transaction, and does not include matters of which such attorneys could be deemed to have constructive knowledge.

On the basis of and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.             Each Guarantor is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.             Each of the Guarantors has the corporate power and corporate authority to execute, deliver and perform its obligations under the Exchange Note Guarantees.

3.             The Exchange Note Guarantees have been duly authorized by each of the Guarantors and, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will be duly executed and delivered by each of the Guarantors.

The foregoing opinions are subject to the following qualifications, exceptions and limitations:

(a)           Our opinion as to the subsistence of the Guarantors in the Commonwealth of Pennsylvania is based solely on our review of the Subsistence Certificates.

(b)           The opinions in this letter are limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated in this letter.  The opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. We assume no obligation to update this opinion or to advise you of any changes in facts or laws subsequent to the date hereof.

(c)           Our opinion is limited in all respects to the laws of the Commonwealth of Pennsylvania in effect as of the date hereof applicable to such transactions set forth in the Exchange Note Guarantees and we express no opinion as to the laws of any other jurisdiction.  Our opinion is limited to a consideration of judicial decisions that are published in recognized legal authorities or readily available in electronic databases.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.  This opinion letter may be relied upon only in connection with the execution and delivery of the Exchange Note Guarantees and the transactions contemplated thereby. You may not rely upon this opinion letter for any other purpose; provided that this opinion letter may be relied upon by Fried, Frank,

Harris, Shriver & Jacobson LLP, as if it were addressed to it, in rendering its opinions in connection with the registration of the offer and sale of the Exchange Notes and the sale and issuance of the Exchange Notes as described in the Registration Statement. This opinion letter may not be referred to, or described, furnished or quoted to, any other person, firm or entity, without in each instance our prior written consent.

Very truly yours,

/s/ Dilworth Paxson LLP

DILWORTH PAXSON LLP